Exhibit 99.1

Esquire Financial Holdings, Inc. Announces
Pricing of Initial Public Offering of Common Stock

JERICHO, NEW YORK (June 27, 2017) – Esquire Financial Holdings, Inc. (“Esquire”) today announced the pricing of its initial public offering of 2,363,873 shares of its common stock at a public offering price of $14.00 per share. Esquire is offering 1,800,000 shares and the selling stockholders are offering 563,873 shares of Esquire’s common stock. The offering is expected to result in gross proceeds to Esquire of approximately $25.2 million. The selling stockholders do not include any members of the board of directors or executive management. The net proceeds to Esquire, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $21.9 million. Esquire will not receive any proceeds from the sale of shares by the selling stockholders. In addition, Esquire has granted the underwriter a 30-day option to purchase up to 354,580 additional shares of common stock from Esquire at the public offering price. The shares are expected to begin trading on Tuesday, June 27, 2017 on the NASDAQ Capital Market under the symbol “ESQ.”

Sandler O’Neill + Partners, L.P. is acting as sole book-running manager for the offering.

The offering will be made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained by contacting Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, by phone, toll-free at (866) 805-4128 or by email at syndicate@sandleroneill.com.

The Securities and Exchange Commission declared the Registration Statement (File 333-218372) relating to these securities effective on June 26, 2017. This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of the common stock, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The common stock to be offered in the initial public offering will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.

About Esquire Financial Holdings, Inc.

Esquire Financial Holdings, Inc. is a bank holding company headquartered in Jericho, New York, with an additional branch office in Garden City, New York and an administrative office in Palm Beach Gardens, Florida. At March 31, 2017, Esquire had approximately $438.1 million in assets. Its wholly-owned subsidiary, Esquire Bank, National Association, is a full service commercial bank dedicated to serving the financial needs of the legal industry and small businesses nationally, as well as commercial and retail customers in the New York metropolitan area.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements are subject to many risks and uncertainties,

including, but not limited to: changes in business plans as circumstances warrant; changes in general economic, business and political conditions, including changes in the financial markets; and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Registration Statement. Potential investors should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and Esquire does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.

Contact Information:

Eric Bader

Executive Vice President and Chief Financial Officer

Esquire Financial Holdings, Inc.

(516) 535-2002

eric.bader@esqbank.com